UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36445	01-0801232
(Commission File Number)	(IRS Employer Identification No.)

969 Pruitt Ave, Tyler, Texas 77569

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Item 7.01 Regulation FD Disclosure.

On January 6, 2025, NanoVibronix, Inc. (the “Company”) issued a press release announcing the completion of the first phase of a randomized control trial study of the Company’s UroShield® by researchers at the University of Michigan. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

As previously disclosed, on April 10, 2024, the Company received a letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.001 per share (“Common Stock”), for the 30 consecutive business days between February 27, 2024 and April 9, 2024, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Letter also indicated that the Company was provided with a compliance period of 180 calendar days, or until October 7, 2024, in which to regain compliance with the Bid Price Rule pursuant to Nasdaq Listing Rule 5810(c)(3)(A).

The Company did not regain compliance with the Bid Price Rule by October 7, 2024, and on October 8, 2024, Nasdaq notified the Company that the Company’s securities were subject to delisting from Nasdaq unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company subsequently timely requested a hearing before the Panel, which was held on December 5, 2024 (the “Hearing”).

On November 19, 2024, the Company received an additional deficiency notice from the Staff indicating that the Company no longer satisfied the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) for continued listing on The Nasdaq Capital Market. The Staff indicated that the Company’s non-compliance with the Equity Rule would be considered by the Panel at the Hearing and could serve as an additional basis for delisting of the Company’s securities from Nasdaq.

The Company announces in this Current Report that the Company received a decision letter from the Panel dated December 26, 2024, granting a limited extension of time to the Company to demonstrate compliance with the Bid Price Rule and the Equity Rule for continued listing on Nasdaq, subject to the following conditions: (i) on or before February 27, 2025, the Company will have obtained stockholder approval to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s Common Stock; (ii) on or before March 31, 2025, the Company shall have effected the Reverse Stock Split and, thereafter, maintain a $1.00 closing bid price of the Company’s Common Stock for a minimum of ten consecutive trading days; (iii) on or before March 31, 2025, the Company is required to demonstrate compliance with the Equity Rule by filing public disclosure with the Securities and Exchange Commission and demonstrate long-term compliance with the Equity Rule; and (iv) on or before March 31, 2025, the Company is required to demonstrate compliance with all continued listing requirements for The Nasdaq Capital Market (collectively, the “Conditions”).

There can be no assurance that the Company will satisfy the Conditions or ultimately regain compliance with all applicable requirements for continued listing on Nasdaq and maintain listing of its Common Stock. If the Company is delisted from Nasdaq, among other things, it will increase the difficulty in the Company’s ability to raise money through the sale of its securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2025	NANOVIBRONIX, Inc.

	By:	/s/ Stephen Brown
	Name:	Stephen Brown
	Title:	Chief Financial Officer